UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FirstMerit Corporation

(Exact name of registrant as specified in its charter)

Ohio	34-1339938
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing a 1/40th Interest in a Share of 5.875% Non-Cumulative Perpetual Preferred Stock, Series A, without par value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   ☐

Securities Act registration statement file number to which this form relates: Commission File No. 333-185132

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Depositary Shares, each representing a 1/40th interest in a share of 5.875% Non-Cumulative Perpetual Preferred Stock, Series A, without par value (liquidation preference equivalent to $25.00 per Depositary Share), of FirstMerit Corporation (the “Company”), to be registered hereby is included under the sections titled “Description of the Preferred Stock” and “Description of the Depositary Shares” in the prospectus supplement dated January 28, 2013 (the “Prospectus Supplement”), that was filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 and which supplemented the Company’s Registration Statement on Form S-3 (Registration No. 333-185132) dated November 23, 2012. Such sections of the Prospectus Supplement are incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRSTMERIT CORPORATION

By:	/s/ Terrence E. Bichsel
Name:	Terrence E. Bichsel
Title:	Executive Vice President and Chief Financial Officer

Dated: February 27, 2013